Exhibit 99.1

Company Contact:	Investor Relations Contact:
Richard Roomberg	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5108	Email: brett@haydenir.com
Email: RoombergR@Ranor.com	Website: www.haydenir.com
Website: www.TechPrecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports FY 2025 First Quarter Financial Results

Revenue increased 8% year-over-year, Customer confidence remains high

Management to host conference call at 4:30 p.m. ET on Thursday, November 14

Westminster, MA – November 12, 2024– TechPrecision Corporation (NASDAQ: TPCS) (“TechPrecision” or “the Company”), a custom manufacturer of precision, large-scale fabrication components and precision, large-scale machined metal structural components. The components that we manufacture are customer designed. We sell to customers in two main industry sections: defense and precision industrial markets, today reported financial results for the first quarter ended June 30, 2024.

We will have a conference call onThursday November 14, 2024 at 4:30 P.M. to discuss our financial results for the quarter ended June 30, 2024.

“Stadco incurred an operating loss of $1.3 million during fiscal year 2025 first quarter, due to our inability to close the Votaw Precision Manufacturing transaction,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “We recognized a change in fair value of $0.4 million for a one-time non-cash breakup fee from the termination of the Votaw acquisition, there were no additional shares issued. That change in fair value fell directly to our bottom line for the first quarter. In addition the Stadco quarter was impacted by one of the economies of scale we expected to realize with the Votaw acquisition. Our plan was to move Stadco work to the Votaw plant and use the Votaw machinery. Due to delayed repair and maintenance on the Stadco machinery, we suffered through put issues on our projects.”

“Customer confidence remains high as our backlog was $41.2 million at June 30, 2024,” Mr. Shen continued. “We expect to deliver our backlog over the course of the next one to three fiscal years with gross margin expansion. First quarter consolidated revenue were $8.0 million or 8% higher when compared to $7.4 million in the fiscal 2024 first quarter,” “First quarter consolidated revenue were bolstered by projects with relatively higher contract values during the first quarter of 2024 as compared with the same period a year ago. However, consolidated gross margin shrank due primarily the result of higher production costs and under-absorbed overhead at Stadco.”

The following summary compares the three months ended June 30, 2024 to the same prior year period:

Consolidated Financial Results - Fiscal 2025 Three Months Ended June 30, 2024

•	Revenue was $8.0 million, a or 8% higher compared to the same period in fiscal 2024, primarily on relatively higher contract values at Stadco.
•	Cost of revenue was $7.7 million, or 16% higher, due primarily to higher production costs at Stadco.
•	Gross profit was $238,000, or 66% lower, primarily a result of higher production costs at Stadco.
•	SG&A totaled $1.6 million as compared to $1.3 million higher when compared to the three months ended June 30, 2023, due primarily to a change in fair value of $0.4 million for the breakup fee in connection with the terminated Votaw acquisition.
•	Operating loss was $1.3 million as compared to $0.6 million higher when compared to the three months ended June 30, 2023.
•	Interest expense increased by $38,000 due primarily to increased borrowing and higher interest rates under the revolver loan.
•	Net loss was $1.5 million, as the Company and maintained a full valuation on its deferred tax assets.

Financial Position

On June 30, 2024, the Company had approximately $45,000 in cash and cash equivalents, a $93,000 decrease since March 31, 2024. Working capital was negative $1.7 million at June 30, 2024 as debt as of June 30, 2024 was $7.5 million. Working capital was negative $2.9 million and total debt was $7.6 million at March 31, 2024.

Conference Call

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Thursday, November 14, 2024. Management will provide prepared remarks during the call.

Because Fiscal year 2025 second quarter financials have not been released and we are in the middle of a contested proxy contest, we continue to be in a quiet period wherein we are not allowed to speak about the Company’s finances. In addition, as there is a pending proxy contest, we are under restrictions as to what can be viewed as soliciting of votes. As such, we will not be taking questions at the end of the earnings call. As soon as we catch up on the financials, we will return to our usual earnings call format.

To listen to the conference call, please dial 1-877-545-0320 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-973-528-0002. When prompted, reference TechPrecision and entry code 737903.

A replay will be available until November 28, 2024. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 51653.

The call will also be available over the Internet and accessible at: https://www.webcaster4.com/Webcast/Page/2198/51653

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, The manufacturing operations of our Ranor subsidiary are situated on approximately 65 acres in North Central Massachusetts. Leveraging our 145,000 square foot facilities, Ranor provides a full range of custom solutions to transform material into precision finished welded components and precision finished machined components up to 100 tons: manufacturing engineering, materials management and traceability, high-precision heavy fabrication (in-house fabrication operations include cutting, press and roll forming, welding, heat treating, assembly, blasting and painting), heavy high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including portable CMM, NonDestructive Testing, and final packaging.

All manufacturing at Ranor is performed in accordance with customer requirements. Ranor is an ISO 9001:2015 certificate holder. Ranor is a US defense-centric company with over 95% of its revenue in the defense sector. Ranor is registered and compliant with ITAR.

The manufacturing operations of our Stadco subsidiary are situated in an industrial self-contained multi-building complex comprised of approximately 183,000 square feet under roof in Los Angeles, California. Stadco manufactures large mission-critical components on several high-profile military aircraft, military helicopter, and military space programs. Stadco has been a critical supplier to a blue-chip customer base that includes some of the largest OEMs and prime contractors in the defense and aerospace industries. Stadco also manufactures tooling, molds, fixtures, jigs and dies used in the production of defense-centric aircraft components.

Our Stadco subsidiary, similar to Ranor, provides a full range of custom solutions: manufacturing engineering, materials management and traceability, high-precision fabrication (in-house fabrication operations include waterjet cutting, press forming, welding, and assembly) and high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including both fixed and portable CMM NonDestructive Testing, and final packaging. In addition, Stadco features a large electron beam welding cell, and two NonDestructive Testing work cells, a unique mission-critical technology set.

All manufacturing at Stadco is performed in accordance with customer requirements. Stadco is an AS 9100 D and ISO 9001:2015 certificate holder and a NADCAP NonDestructive Testing certificate holder. Stadco is a US defense-centric company with over 60% of its revenue in the defense sector. Stadco is registered and compliant with ITAR.

To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including health emergencies, like epidemics or pandemics, the conflicts in Eastern Europe and the Middle East, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	March 31,
	June 30, 2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$44,797	$138,402
Accounts receivable, net	3,539,532	2,371,264
Contract assets	8,759,465	8,526,726
Raw materials	1,842,347	1,826,765
Work-in-process	1,824,653	1,422,938
Other current assets	497,771	563,688
Total current assets	16,508,565	14,849,783
Property, plant and equipment, net	14,309,323	14,797,991
Right of use asset, net	4,803,437	4,977,665
Other noncurrent assets	121,256	121,256
Total assets	$35,742,581	$34,746,695
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$3,617,571	$1,408,356
Accrued expenses	3,370,061	4,262,486
Contract liabilities	3,029,248	3,787,933
Current portion of long-term lease liability	744,150	735,871
Current portion of long-term debt, net	7,408,052	7,558,683
Total current liabilities	18,169,082	17,753,329
Long-term lease liability	4,218,932	4,408,103
Other noncurrent liability	5,466,611	4,782,372
Total liabilities	27,854,625	26,943,804
Stockholders’ Equity:
Common stock - par value $.0001 per share, shares authorized: March 31, 2024 – 50,000,000; Shares issued June 30, 2024 – 9,097,432; Shares outstanding June 30, 2024 – 9,082,432; Shares issued and outstanding March 31, 2024 – 8,777,432.	910	878
Additional paid in capital	16,745,817	15,200,624
Accumulated deficit	(8,858,771)	(7,398,611)
Total stockholders’ equity	7,887,956	7,802,891
Total liabilities and stockholders’ equity	$35,742,581	$34,746,695

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,
	2024	2023
Revenue	$7,985,895	$7,371,240
Cost of revenue	7,747,222	6,677,091
Gross profit	238,673	694,149
Selling, general and administrative	1,579,780	1,273,949
Loss from operations	(1,341,107)	(579,800)
Other income	12,724	1
Interest expense	(131,777)	(94,086)
Total other expense	(119,053)	(94,085)
Loss before income taxes	(1,460,160)	(673,885)
Income tax benefit	—	(146,430)
Net loss	$(1,460,160)	$(527,455)
Net loss per share – basic	$(0.16)	$(0.06)
Net loss per share – diluted	$(0.16)	$(0.06)
Weighted average number of shares outstanding – basic	8,983,970	8,613,408
Weighted average number of shares outstanding – diluted	8,983,970	8,613,408

TECHPRECISION CORPORATION

REVENUE, COST OF REVENUE, GROSS PROFIT BY SEGMENT

	June 30, 2024		June 30, 2023		Changes
		Percent of		Percent of
(dollars in thousands)	Amount	Net sales	Amount	Net sales	Amount	Percent
Revenue
Ranor	$4,382	55%	$4,499	61%	$(117)	(3)%
Stadco	3,604	45%	2,967	40%	637	21%
Intersegment elimination	—	—%	(95)	(1)%	95	100%
Consolidated Revenue	$7,986	100%	$7,371	100%	$615	8%

Cost of revenue
Ranor	$3,145	39%	$3,217	44%	$(72)	(2)%
Stadco	4,602	58%	3,555	48%	1,047	29%
Intersegment elimination	—	—%	(95)	(1)%	95	100%
Consolidated Cost of revenue	$7,747	98%	$6,677	91%	$1,070	16%

Gross profit
Ranor	$1,237	16%	$1,282	17%	$(45)	(4)%
Stadco	(998)	(13)%	(588)	(8)%	(410)	(70)%
Consolidated Gross profit	$238	3%	$694	9%	$(455)	(66)%

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,460,160)	$(527,455)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	693,800	559,735
Amortization of debt issue costs	17,139	18,761
Change in fair value of stock acquisition termination fee	419,200	—
Stock based compensation expense	9,225	—
Change in contract loss provision	160,060	16,170
Deferred income taxes	—	(146,430)
Changes in operating assets and liabilities:
Accounts receivable	(1,168,268)	(629,215)
Contract assets	(232,739)	296,468
Work-in-process and raw materials	(417,296)	(39,861)
Other current assets	65,917	24,526
Accounts payable	2,209,214	(1,480,387)
Accrued expenses	(114,250)	(167,629)
Contract liabilities	(758,685)	520,104
Other noncurrent liabilities	684,239	1,670,270
Net cash provided by operating activities	107,396	115,057
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(201,233)	(1,854,002)
Reimbursements for purchases of property, plant and equipment	170,328	—
Net cash used in investing activities	(30,905)	(1,854,002)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issue costs	(11,163)	—
Revolver loan borrowings	2,778,000	4,540,000
Revolver loan payments	(2,781,000)	(2,910,000)
Payments of principal for leases	(2,327)	(6,191)
Repayments of long-term debt	(153,606)	(147,420)
Net cash (used in) provided by financing activities	(170,096)	1,476,389
Net decrease in cash and cash equivalents	(93,605)	(262,556)
Cash and cash equivalents, beginning of period	138,402	534,474
Cash and cash equivalents, end of period	$44,797	$271,918
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid for interest; net of amounts capitalized	$116,423	$94,087

TECHPRECISION CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of EBITDA to Net Loss

While we prepare our financial statements in accordance with U.S. generally accepted accounting principles, or “U.S. GAAP”, we also utilize and present certain financial measures that are not based on or included in U.S. GAAP. We refer to these as non-GAAP financial measures.

To complement our condensed consolidated statements of operations and condensed consolidated statements of cash flows, we use EBITDA, a non-GAAP financial measure. Net loss is the financial measure calculated and presented in accordance with U.S. GAAP that is most directly comparable to EBITDA. We believe EBITDA provides our board of directors, management, and investors with a helpful measure for comparing our operating performance with the performance of other companies that have different financing and capital structures or tax rates. We also believe that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry, and is a measure contained in our debt covenants. However, while we consider EBITDA to be an important measure of operating performance, EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

We define EBITDA as net loss plus interest, income taxes, depreciation, and amortization. Net loss was $1.5 million and $0.5 million for the three months ended June 30, 2024 and 2023, respectively. EBITDA, a non-GAAP financial measure, was negative for the three months ended June 30, 2024 and 2023. The following table provides a reconciliation of EBITDA to net income (loss), the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements for the three months ended:

	June 30,	June 30,	Change
(Dollars in thousands)	2024	2023	Amount
Net loss	$(1,460)	$(527)	$(933)
Income tax benefit	—	(146)	146
Interest expense (1)	132	94	38
Depreciation and amortization	694	560	134
EBITDA	$(634)	$(19)	$(615)
(1)	Includes amortization of debt issue costs.

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